Paul, Hastings, Janofsky & Walker LLP
55 Second Street, 24th Floor, San Francisco, CA 94105-3441
telephone 415-856-7000 / facsimile 415-856-7100 / internet / www.paulhastings.com

(415) 856-7068
catherinemacgregor@paulhastings.com

 27217.00014

July 19, 2004

VIA EMAIL

Advisors Series Trust
c/o U.S. Bancorp Fund Services, LLC
Mail Location: MK-LC-2
615 East Michigan Street
Milwaukee, WI 53202

Attention: Rodney A. DeWalt, Esq.

Re:    Rule 485(b) Representation of Counsel

Dear Mr. DeWalt:

We are counsel to Advisors Series Trust (the "Registrant").  You have asked us to review Post-Effective Amendmen Np. 150 to the Registrant's Registration Statement on Form N-1A (File Nos. 333-17391 and 811-07959) (the "Amendment") which is being filed pursuant to paragraph (b) (1) of Securities Act Rule 485.  Based on our limited review of the sections that you have indicated are being amended, we hereby represent our view that the Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

Very truly yours,

Catherine M. MacGregor
for PAUL, HASTINGS, JANOFSKY & WALKER LLP

cc:    Julie Allecta, Esq.